                                                                    EXHIBIT 20.2

[WFS FINANCIAL INC LOGO]

                        WFS FINANCIAL 2003-1 OWNER TRUST
                          Distribution Date Statement
                 for Collection Period ended February 29, 2004
                    for Distribution Date of March 22, 2004

COLLECTIONS

                                                                                                                      DOLLARS
Payments received                                                                                                  42,952,923.34
       Plus / (Less) :
                Net Servicer Advances                                                                                  10,817.19
                Investment Earnings on funds in the Collection Account                                                 36,956.88
                                                                                                                   -------------

Total Funds Available for Distribution                                                                             43,000,697.41
                                                                                                                   =============

DISTRIBUTIONS

       Servicing Fee                                                                   971,160.00
       Trustee and Other Fees                                                            4,475.11
                                                                                       ----------

Total Fee Distribution                                                                                                975,635.11

       Note Interest Distribution Amount - Class A-1                             0.00
       Note Interest Distribution Amount - Class A-2                       197,369.66
       Note Interest Distribution Amount - Class A-3                       551,483.33
       Note Interest Distribution Amount - Class A-4                       643,900.00
                                                                        -------------
                                                                         1,392,752.99

       Note Principal Distribution Amount - Class A-1                            0.00
       Note Principal Distribution Amount - Class A-2                   30,266,242.16
       Note Principal Distribution Amount - Class A-3                            0.00
       Note Principal Distribution Amount - Class A-4                            0.00
                                                                        -------------
                                                                        30,266,242.16

Total Class A Interest and Principal Distribution                                                                  31,658,995.15

       Note Interest Distribution Amount - Class B-1                       116,949.43
       Note Principal Distribution Amount - Class B-1                    1,886,344.00
                                                                        -------------

Total Class B Interest and Principal Distribution                                                                   2,003,293.43

       Note Interest Distribution Amount - Class C-1                       149,909.83
       Note Principal Distribution Amount - Class C-1                    1,996,871.97
                                                                        -------------

Total Class C Interest and Principal Distribution                                                                   2,146,781.80

       Note Interest Distribution Amount - Class D-1                       102,608.12
       Note Principal Distribution Amount - Class D-1                    1,219,491.92
                                                                        -------------

Total Class D Interest and Principal Distribution                                                                   1,322,100.04

       Spread Account Deposit                                                                                       4,893,891.88
                                                                                                                   -------------

Total Distributions                                                                                                43,000,697.41
                                                                                                                   =============

                        WFS FINANCIAL 2003-1 OWNER TRUST
                          Distribution Date Statement
                 for Collection Period ended February 29, 2004
                     for Distribution Date of March 22, 2004

PORTFOLIO DATA:
                                                                # of loans
  Beginning Aggregate Principal Balance                                64,931                   932,313,727.63

      Less:         Principal Payments                                          (14,849,409.58)
                    Full Prepayments                                   (1,421)  (15,815,376.31)
                    Partial Prepayments                                     -                -
                    Liquidations                                         (425)   (6,177,870.42)
                                                                                --------------
                                                                                                (36,842,656.31)

                                                                                                --------------
  Ending Aggregate Principal Balance                                   63,085                   895,471,071.32
                                                                                                ==============

Ending Outstanding Principal Balance of Notes                                                   859,652,228.47
Overcollateralization Amount                                                                     35,818,842.85
Overcollateralization Level                                                                               4.00%

OTHER RELATED INFORMATION:

Spread Account:

      Beginning Balance                                                           6,750,000.00
            Deposits                                                              4,893,891.88
            Investment Earnings on funds in the Spread Account                        5,288.97
            Reductions                                                           (4,899,180.85)
                                                                                --------------
      Ending Balance                                                                              6,750,000.00

      Beginning Initial Deposit                                                           0.00
            Repayments                                                                    0.00
                                                                                --------------
      Ending Initial Deposit                                                                              0.00

Modified Accounts:
      Principal Balance                                                                   0.00%           0.00
      Scheduled Balance                                                                   0.00%           0.00

Servicer Advances:
      Beginning Unreimbursed Advances                                             1,065,318.51
      Net Advances                                                                   10,817.19
                                                                                --------------
                                                                                                  1,076,135.70

Net Charge-Off Data:
      Charge-Offs                                                                20,682,831.88
      Recoveries                                                                 (4,343,896.02)
                                                                                --------------
      Net Charge-Offs                                                                            16,338,935.86

Delinquencies ( P&I):                                           # of loans
      30-59 Days                                                        1,013    12,872,933.13
      60-89 Days                                                          317     4,027,121.95
      90-119 Days                                                         153     1,932,584.87
      120 days and over                                                     4        46,554.64

Repossessions                                                             115       913,261.20

Contracts Repurchased (pursuant to Sect. 3.02, 4.07,
 or 9.01 of the Sale and Servicing Agreement)                               -                                -

Cumulative Charge-Off Percentage                                                                          1.21%

WAC                                                                                                    11.7128%
WAM                                                                                                     52.359

                        WFS FINANCIAL 2003-1 OWNER TRUST
                          Distribution Date Statement
                 for Collection Period ended February 29, 2004
                    for Distribution Date of March 22, 2004

                              Beginning     Note monthly                 Total
             Original        Outstanding     Principal      Prior      Principal      Principal     Current
            Principal         Principal    Distributable  Principal  Distributable   Distribution  Principal
Classes      Balance           Balance         Amount     Carryover      Amount         Amount     Carryover
------------------------------------------------------------------------------------------------------------
  A-1      267,000,000.00            0.00           0.00       0.00           0.00           0.00     0.00

  A-2      313,000,000.00  157,895,727.25  30,266,242.16       0.00  30,266,242.16  30,266,242.16     0.00

  A-3      326,000,000.00  326,000,000.00           0.00       0.00           0.00           0.00     0.00

  A-4      282,000,000.00  282,000,000.00           0.00       0.00           0.00           0.00     0.00

  B-1       57,375,000.00   47,734,462.85   1,886,344.00       0.00   1,886,344.00   1,886,344.00     0.00

  C-1       60,750,000.00   50,531,404.04   1,996,871.97       0.00   1,996,871.97   1,996,871.97     0.00

  D-1       37,125,000.00   30,859,584.38   1,219,491.92       0.00   1,219,491.92   1,219,491.92     0.00
----------------------------------------------------------------------------------------------------------
 TOTAL   1,343,250,000.00  895,021,178.52  35,368,950.05       0.00  35,368,950.05  35,368,950.05     0.00
----------------------------------------------------------------------------------------------------------


              Remaining        Total
             Outstanding     Principal
              Principal     and Interest
Classes        Balance      Distribution
-----------------------------------------
  A-1                0.00           0.00

  A-2      127,629,485.09  30,463,611.82

  A-3      326,000,000.00     551,483.33

  A-4      282,000,000.00     643,900.00

  B-1       45,848,118.85   2,003,293.43

  C-1       48,534,532.07   2,146,781.80

  D-1       29,640,092.46   1,322,100.04
----------------------------------------
 TOTAL     859,652,228.47  37,131,170.42
-----------------------------------------

                    NOTE MONTHLY                TOTAL
                      INTEREST      PRIOR      INTEREST      INTEREST      CURRENT   DEFICIENCY  POLICY
  NOTE   INTEREST  DISTRIBUTABLE   INTEREST  DISTRIBUTABLE  DISTRIBUTION   INTEREST     CLAIM    CLAIM
CLASSES    RATE        AMOUNT     CARRYOVER     AMOUNT        AMOUNT      CARRYOVER    AMOUNT    AMOUNT
-------------------------------------------------------------------------------------------------------
  A-1    1.31000%           0.00       0.00          0.00           0.00     0.00       0.00      0.00

  A-2    1.50000%     197,369.66       0.00    197,369.66     197,369.66     0.00       0.00      0.00

  A-3    2.03000%     551,483.33       0.00    551,483.33     551,483.33     0.00       0.00      0.00

  A-4    2.74000%     643,900.00       0.00    643,900.00     643,900.00     0.00       0.00      0.00

  B-1    2.94000%     116,949.43       0.00    116,949.43     116,949.43     0.00       0.00      0.00

  C-1    3.56000%     149,909.83       0.00    149,909.83     149,909.83     0.00       0.00      0.00

  D-1    3.99000%     102,608.12       0.00    102,608.12     102,608.12     0.00       0.00      0.00
------------------------------------------------------------------------------------------------------
 TOTAL              1,762,220.37       0.00  1,762,220.37   1,762,220.37     0.00       0.00      0.00
------------------------------------------------------------------------------------------------------

                        WFS FINANCIAL 2003-1 OWNER TRUST
                              Officer's Certificate
                 for Collection Period ended February 29, 2004
                    for Distribution Date of March 22, 2004

Detailed Reporting

                  See Schedule F

WFS Financial Inc, as Master Servicer, certifies that all computations presented reflect accurate information as of February 29, 2004 and were performed in conformity with the Sale and Servicing Agreement dated February 1, 2003.

                               _____________________________
                               Lori Bice
                               Assistant Vice President
                               Director Technical Accounting

                               ____________________________
                               Susan Tyner
                               Vice President
                               Assistant Controller